Exhibit 10.13

The Agreement on

The Assignment of Asset

The Agreement on the Assignment of Asset

No:

This agreement is signed in Xi'an on July 25, 2019 by and between the following parties:

Party A (transferor): Sancai Real Estate Management Co., Ltd

Legal Representative: Ning Wen

Address: Room 1705, Qinfeng Building, 6 Fengcheng 2nd Road, Economic and Technological Development Zone, Xi'an

Party B (transferee): City Community Service Group (Xi'an) Co., Ltd

Legal Representative: Zhijun Zhang

Address: Room 402, Sancai Building, 6 Fengcheng 2nd Road, Economic and Technological Development Zone, Xi'an

Whereas:

In order to achieve better operation and management, Party B has the intention to purchase the relevant asset right from Party A and Party A intends to transfer the relevant asset right to Party B. According to the relevant laws and regulations, Party A and Party B following the principles of voluntariness, fairness and good faith have reached the following agreements on the assignment of relevant business contracts and commercial store operation rights through friendly negotiation:

1 Assignment of the asset

1.1 According to the agreement, Party A agrees to transfer the asset right to Party B according to this agreement;

1.2 Party B agrees to acquire the asset right from Party A in accordance with the agreement;

1.3 Upon signing this agreement, delivering the transferred asset or completing the change (transfer) procedure, Party B shall become the legal owner of the right to transfer the asset, and shall enjoy and undertake all rights and obligations related to the right to transfer the asset. Party A shall no longer enjoy any rights and interests related to the right to transfer the asset, nor undertake any obligations and responsibilities related to the right to transfer the asset, unless otherwise specified in this agreement. This agreement stipulates to complete the modification of the relevant contract and other necessary legal procedures;

1.4 This agreement agrees on that the assignment of asset begins on July 1, 2019. From the date of assignment of asset, Party B and its authorized personnel have full right to take over the transferred assets and use them for business activities or other purpose in accordance with the law.

2 Transfer and delivery of subjects

2.1 All business contracts, commercial store management right and related rights and interests transferred by Party A to Party B are listed in Annex 1 of this agreement;

2.2 After this agreement comes into effect, Party A shall deliver all the subjects mentioned in Article 2.1 to Party B. At this time, all rights of ownership and operation right of the subjects shall be transferred to Party B;

2.3 If there is equipment needed to be delivered after the signing of this agreement, Party A shall deliver the corresponding equipment to Party B and the ownership of the equipment shall be transferred to Party B at the same time;

2.4 Party A shall deliver the certificate of the assignment of asset to Party B, issue relevant legal documents and certificates as required by Party B and assist Party B to go through relevant procedures such as the change of contract registration (if necessary).

3 Transfer price and payment method

3.1. Both parties agree to determine the transfer price of the transferred subjects according to the following terms:

(1) Business contracts and their related rights and interests: for the business contracts listed in Annex I, the transfer price is RMB 130 million upon initial agreement and the final transfer price will be determined by financial audit;

(2) Commercial store management right and related rights and interests: for the commercial stores listed in Annex 1, the transfer price is RMB 0 upon initial agreement and the final transfer price will be determined by financial audit.

3.2 Party B undertakes to pay all the transfer price within 12 months after the signing of this agreement and handling the handover procedure.

3.3 The bank account information of Party A is as follows:

Account Name: Sancai Real Estate Management Co., Ltd

Account number: 7559 3951 9810 902

Bank of deposit: China Merchants Bank, Chengbei Branch, Xi’an

3.4 All taxes and fees arising from the assignment of asset right under this agreement shall be borne by Party A.

4 Rights and obligations

4.1 Party A has legal and complete ownership and control right over the relevant subjects and has the right to sign this agreement and transfer the relevant subjects or any part thereof. Except for the parties which have made clear written disclosure to Party B, there is no mortgage, guarantee or other obligation of third party that has any adverse impact on the value of above-mentioned subjects and interests, and the ability to use, transfer and dispose of these subjects and interests;

4.2 After Party B has completed all the payment, it shall become the legal owner of the transferred subjects and shall enjoy and undertake all rights and obligations related to the transferred subjects. Party A shall no longer enjoy any rights related to the transferred subjects, nor undertake any obligations and responsibilities related to the transferred subjects, except as otherwise stated in this agreement;

4.3 Both parties agree that any taxes or fees due to the performance of this agreement shall be paid in accordance with the relevant laws and regulations of China.

5 Statements, guarantees and undertakings of Party A

Party A hereby states, guarantees and undertakes as follows:

5.1 Party A undertakes and guarantees that it is established and validly existing in accordance with the law, has the right to implement the assignment under this agreement and can independently bear civil liability. Once this agreement is signed, it has legal and effective binding force on Party A;

5.2 Party A undertakes and guarantees that it has legal and complete control over the assignment of the subjects under this agreement, has obtained the authorization or approval from its internal relevant authority, and has the right to sign this agreement and transfer the asset or any part thereof under this agreement. Such asset or any part thereof has no priority or restrictions on other third party rights. After the completion of the assignment of the asset under this agreement, Party B shall enjoy all the rights as the owner of the right to the assignment of asset, and may transfer and dispose such asset according to the law;

5.3 Party A undertakes and guarantees that, upon the date of signing this agreement, there is no litigation, arbitration or administrative proceedings which are going on with Party A as a party or with any part of the transferred asset as the subjects and no judgment or ruling made against Party A, which may have a significant adverse impact on the asset status or business operation individually or in combination;

5.4 Party A undertakes and guarantees that all documents, licenses, approvals, consents and authorizations related to the assignment of asset, affecting the legality of the transferred asset or the legality of Party A's ownership, including but not limited to the subjects listed in Annex I, have been obtained by Party A and there are no legal defects;

5.5 Party A undertakes and guarantees that, as of the date of signing this agreement, Party A has no production, operation contract or arrangement under abnormal commercial conditions which will have a significant adverse impact on the assignment of asset;

5.6 Party A undertakes and guarantees that the use of the land occupied by the transferred asset is legal and does not need to pay any additional taxes, and there is no obligation or responsibility that Party B should undertake or perform due to Party A's use of the land before the signing date of this agreement (including this day);

5.7 Party A undertakes and guarantees that it does not disclose to Party B any facts regarding the assignment of asset that will affect the signing of this agreement or the original intention of any provision of this agreement that will be changed once disclosed;

5.8 Party A undertakes and guarantees that its senior management personnel or relevant insiders shall have confidentiality obligations for the business or technical secrets related to the assignment of asset before the signing date of the relevant contract (including this day), and shall not disclose or use the secrets for commercial purpose;

5.9 Party A undertakes and guarantees that the above statements, guarantees and undertakings will continue to be valid after the signing date of this agreement.

6 Statements, guarantees and undertakings of Party B

Party B hereby states, guarantees and undertakes as follows:

6.1 Party B undertakes and guarantees that it is established and validly existing in accordance with the law, that it legally owns the assets it is holding and legally operates the business it is operating;

6.2 Party B undertakes and guarantees that it has the right to transfer the business contract and the operation right of commercial stores under this agreement, and can independently bear civil liability; the assignment of the subjects under this agreement has been authorized or approved by the relevant internal authority;

6.3 Party B undertakes and guarantees that it will properly handle with Party A any matters not covered in the process of the assignment mentioned in this agreement in accordance with Chinese laws and relevant policies;

6.4 Party B undertakes and guarantees to pay the transfer price to Party A in accordance with the provisions of this agreement.

7 Confidentiality

Without the consent of the other party, neither party shall disclose the relevant content of this agreement to any third party other than the parties involved in this assignment before the transferred asset mentioned in this agreement is delivered.

8 Matters not covered in this agreement

Party A and Party B agree that after the date of signing this agreement, they will further negotiate on matters not covered in this agreement and reach a supplementary agreement before the delivery of asset. This supplementary agreement constitutes an integral part of this agreement.

9 Modification and termination of the agreement

9.1 Unless otherwise agreed in this agreement, both parties may modify this agreement in the form of a written supplementary agreement. The supplementary agreement and this agreement have the same legal effect. If the content of the supplementary agreement contradict each other or contradict this agreement, the supplementary agreement signed later shall prevail.

9.2 Before the delivery date of the assignment, in case of any of the following circumstances, Party B may change or terminate the agreement, and Party A shall deduct the corresponding expenses (the expenses incurred by Party A in assisting Party B to handle the assignment) and return the remaining expenses paid by Party B immediately:

(1) Only this agreement cannot be performed due to force majeure;

(2) One party loses the actual ability to perform the agreement;

(3) Due to Party A's violation of the terms of representation and warranty, the ownership of asset cannot be transferred or any other reasons that this agreement cannot be realized in essence;

(4) Due to the government policy, the asset can not be transferred.

10 Liability for breach of agreement

10.1 Each party agrees that a breach of any of its statements, warranties, undertakings or any other obligations made by it in this agreement shall constitute a breach of contract.

10.2 If the breaching party causes damages, losses, claims, penalties, litigation and arbitration, costs, obligations and / or liabilities to the non-breaching party, the breaching party shall make full compensation to the non-breaching party and protect it from such damages.

10.3 In case of a breach, the observant party shall have the right to decide whether to continue or terminate this agreement.

11 Resolution of dispute

11.1 Any dispute arising from the performance of this agreement shall be settled by both parties through friendly negotiation; if the negotiation fails, either party shall have the right to bring a lawsuit to the people's court where Party A is located.

2. If any other provisions of this agreement is ruled as invalid by the court, the remaining provisions of this agreement shall not be affected according to the laws of the People's Republic of China.

12 Applicable law

The conclusion, validity, interpretation, execution and dispute settlement of this Agreement shall be governed by the relevant laws of the People’s Republic of China.

13 Rights of agreement

Neither party shall assign its rights under this agreement without the written consent of the other party. The successors and approved transferees of each party shall be bound by this agreement. However, Party A and Party B hereby mutually agree that the other party shall appoint their affiliated branches to be responsible for the specific performance of this agreement. All rights and obligations of Party A and Party B under this agreement shall be deemed to be enjoyed and undertaken by their affiliated branches.

14 Force majeure

14.1 "Force majeure" refers to an event that is beyond the reasonable control of the parties to this agreement, or is unforeseeable even if foreseen, which prevents, affects or delays either party from performing all or part of its obligations under this agreement. This event includes, but is not limited to, an earthquake, typhoon, flood, fire, war, riot, strike or any other similar event.

14.2 In case of force majeure, Party B shall immediately notify the other party by the fastest possible way, and timely provide supporting documents to explain the details of the event and the reasons for the failure to perform or partially unable to perform or to postpone the performance of this agreement. After that, the parties shall negotiate whether to delay the performance of this agreement or terminate this agreement.

15 Notice and its service

15.1 Unless otherwise specified in this agreement, all notices under this agreement shall be made in written form and sent to the address stated at the beginning of the agreement by personal delivery, express delivery, registered mail or fax;

15.2 Either party of this agreement may serve a notice concerning the rights and obligations to the other party to the address listed in this agreement. If the other party refuses or the notice is returned, it shall be deemed that the notice of one party has been effectively delivered to the other party;

15.3 In the event of a dispute arising out of this agreement, and any party bringing a lawsuit, the above service method and address shall apply to the service address of legal documents in all litigation proceedings;

15.4 If a party fails to inform the other party and the court in time after the change of service address, resulting in the fact that the litigation documents cannot be actually received by the party concerned, the date on which the document is returned shall be regarded as the date of service.

16 Others

16.1 All the attachments to this agreement are an integral part of this agreement and have the same legal effect.

16.2 Any amendment and supplement to this agreement must be in written form and signed by the legal representatives of each party.

16.3 This agreement is made in two copies, one for each party, with the same effect. It shall come into force after being sealed by the official seal or signed by the authorized representative of both parties.

(no text below)

Annex I:

1.《List of business contracts and related rights》

2.《List of commercial store management rights and related rights》

Party A (Official seal)

Authorized representative:__________________________

Signature date: July 25, 2019

Party B (Official seal)

Authorized representative:___________________________

Signature date: July 25, 2019